Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOMITOS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	8200	32-0803821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SOMITOS CORP.

34 Pekini Ave
Tbilisi, Georgia 0160

Telephone: +13072416300

Email: gvantsachumburidze@zohomail.eu

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

Telephone: +1 (307) 200-2803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	6,000,000	$0.02	$120,000	$18.37

(1)	There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated July 25, 2025

PRELIMINARY PROSPECTUS

SOMITOS CORP.

UP TO 6,000,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Somitos Corp., a Wyoming corporation, and no public market exists for the securities being offered. Somitos Corp. is offering for sale a total of up to 6,000,000 shares of common stock at a fixed price of $0.02 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed. The securities being offered by Somitos Corp. are intended to be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market, QB (OTCQB). The successful listing and trading of securities on these exchanges are subject to regulatory approvals and market conditions. Also, Somitos Corp. intends to seek a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock become eligible for trading on the OTC Market, and OTCQB after the effective date of the registration statement. However, we currently do not have an arrangement in place for a market maker to file such an application, and there is no guarantee that we will be able to find one willing to do so. As a result, there is a possibility that the Company may not be successful in having its securities listed and traded on these exchanges. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of listing approval.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Gvantsa Chumburidze, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. We will pay all expenses incurred in this offering.

After the completion of this offering, management will own approximately 33.3% of our outstanding common stock, representing a controlling interest. This control gives management significant influence over corporate decisions, including the election of directors and approval of major transactions, which could adversely affect the interests of minority shareholders.

In offering the securities on our behalf, Gvantsa Chumburidze will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Somitos Corp. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Somitos Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). As such, we are eligible for certain reduced reporting requirements. Please see ‘Prospectus Summary – Emerging Growth Company Status’ for a discussion of these exemptions and the conditions that could cause us to lose this status.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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SOMITOS CORP.

34 Pekini Ave, Tbilisi, Georgia 0160

+13072416300

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Somitos Corp., unless otherwise specified herein.

Emerging growth company status

Somitos Corp. qualifies as an “Emerging Growth Company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). As an Emerging Growth Company, we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not Emerging Growth Companies. These exemptions include, but are not limited to:

-	exemption from the requirement to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002;
-	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;
-	exemptions from certain financial disclosure requirements, including not being required to comply with any new or revised financial accounting standards until those standards would otherwise apply to private companies.

We will continue to be an Emerging Growth Company until the earliest of:

-	the end of the fiscal year in which our annual gross revenues exceed $1.235 billion;
-	the date we become a “large accelerated filer,” which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter;
-	the date on which we have issued more than $1 billion in non-convertible debt during the previous three years;
-	the end of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities under this registration statement.

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GENERAL INFORMATION ABOUT OUR COMPANY

Somitos Corp. was incorporated on March 05, 2025, under the laws of the state of Wyoming. We are a development-stage company focused on providing innovative educational tools through our application, “Ronekt Learning”. We acquired the application through an Educational Application Purchase Agreement, which is filed as Exhibit 10.2 to this Registration Statement. Our executive and business office is located 34 Pekini Ave, Tbilisi, Georgia 0160, and our telephone number is +13072416300.

The application is designed to facilitate language learning, offering English speakers the opportunity to learn Italian, French, and Spanish using a system of interactive flashcards for word translation. The app is currently accessible as a web application, with an option for users to download the APK file for mobile installation. In the future, we plan to expand availability by launching the app on the Apple App Store and Google Play Market.

Our mission is to provide an engaging and effective language-learning experience for users worldwide. By combining accessibility, interactive content, and a focus on user engagement, “Ronekt Learning” aims to empower individuals to achieve their linguistic goals. While our initial target market consists of English speakers interested in learning Italian, French, or Spanish, we plan to expand the platform’s language offerings and global reach over time.

The key features of the “Ronekt ” application include:

-	web and mobile accessibility – accessible via a web browser and downloadable APK for mobile devices, with future plans to launch on the App Store and Play Market;
-	interactive flashcards – dynamic flashcards with word translations, audio accompaniment for correct pronunciation, and example sentences demonstrating word usage in context;
-	user-friendly design – intuitive interface tailored for seamless navigation, catering to all age groups and proficiency levels;
-	offline learning – available for users who download the app, allowing uninterrupted access to lessons, flashcards, and other learning materials;
-	thematic and leveled vocabulary – words are grouped into sections by theme and difficulty level (simple, average, and difficult) to tailor learning paths to individual needs;
-	personalized vocabulary – users can create their own vocabulary by adding custom words that may not be in the app’s pre-existing library;
-	favorites section – users can mark words as “favorite,” and these are grouped in a separate section for focused review and learning later;
-	progress tracking – track your learning journey as completed themes are marked as “studied,” helping you monitor your progress and stay motivated as you advance through the language levels;
-	data protection – advanced encryption and data security to ensure a safe and secure learning environment.

The app is currently accessible through its web application (at the link https://app.ronekt.online/), where users can also download the APK file for installation on mobile devices. Future releases will ensure availability on major app distribution platforms.

Revenue is expected to be derived primarily from premium subscriptions, advertising, and future add-on services such as personalized tutoring, analytics tools, and downloadable content. A detailed description of revenue opportunities can be found in the “Revenue” section below.

We plan to continually enhance the functionality of our services to make our application more appealing to consumers. The “Ronekt Learning” application, including the web application available on different devices through a browser and the APK file for mobile devices (with future plans for iOS and Android platforms), was acquired from Ronekt Inc. for a total consideration of $42,000, already paid. Educational Application Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

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At present there is no assurance that we will be successful in providing our services.

Our independent auditor has expressed substantial doubt regarding our ability to continue as a going concern. We are a development-stage company, and as such, we currently have limited active business operations, no revenues, and no significant assets. These factors raise concerns about our ability to fund ongoing operations and achieve profitability in the foreseeable future. If we are unable to raise sufficient capital or generate revenues, our business may fail.

We have developed a full business plan. We are offering our services to the clients in Georgia and then we are going to spread our services in other European countries.

From inception on March 05, 2025 until the date of this filing, we have had limited operating activities. As of May 31, 2025, our financial statements report $42,000 in intangible assets (purchase of educational application) and $4,589 in cash. As of May 31, 2025 net loss was $6,215 consisting of $6,000 consulting services, $11 bank service charges and $204 professional fees. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended May 31, 2025, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Currently, we have no employees, only our officer and director – Gvantsa Chumburidze.

We have issued 3,000,000 shares of our common stock at a price of $0.0001 per share to our officer and Director Gvantsa Chumburidze, in consideration of $300.

We maintain our statutory registered agent’s office at 30 N Gould St Ste R Sheridan, WY 82801.

Our business office is located at 34 Pekini Ave, Tbilisi, Georgia 0160. Our telephone number is +13072416300 and our email address is gvantsachumburidze@zohomail.eu.

Our President and Director, Gvantsa Chumburidze, will offer the shares of our common stock to her friends, family members and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our directors will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC (Over-the-Counter) Market, QB (OTCQB) quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Somitos Corp.

Securities Being Offered:	6,000,000 shares of common stock

Price Per Share:	$0.02

Gross Proceeds:	$120,000

Duration of the offering:	The offering shall terminate on the earlier of
	i.	the date when the sale of all 6,000,000 common shares is completed
	ii.	one year from the date of this prospectus; or
	iii.	prior to one year at the determination of our director Gvantsa Chumburidze

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Gvantsa Chumburidze.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of May 31, 2025 (Audited)
Balance Sheet
Total Assets	$46,589
Total Liabilities	52,504
Shareholder’s Deficit	$(5,915)

From March 05, 2025 (Inception) through May 31, 2025 (Audited)
Income Statement
Revenue	$–
Total Expenses	6,215
Net Loss	$(6,215)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. Every investor in our shares should carefully consider the risks described below and the other information in the given prospectus before investing in the common stock of Somitos Corp. The listed Risk Factors below are not purport to be all-inclusive of all the possible risks within this venture, as there may be additional risks associated with the Company, our business and the industry we intend to operate within; risks which may or may not be foreseen and might not be included below. If any of the following risks occur, or any other adversaries caused by some other unforeseen risks not described in the given section, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we are ever able to trade our common stock, may decrease due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Somitos Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

BECAUSE WE RELY ON GVANTSA CHUMBURIDZE, OUR OFFICER AND DIRECTOR, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE THEIR SERVICES.

We depend on the services of our officer and director, Gvantsa Chumburidze, for the future success of our business. The loss of the services of our director could result in the failure of our business and could have an adverse effect on our business, financial condition and results of operations. Gvantsa Chumburidze is our officer and director, and if she should die there will be no one to appoint a new officer and, in that event, we will have no alternative but to cease operations.

THE OFFICER AND DIRECTOR OF THE COMPANY, GVANTSA CHUMBURIDZE, CURRENTLY DEVOTE APPROXIMATELY 30 HOURS PER WEEK TO OUR COMPANY MATTERS. SHE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY’S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE THE COMPANY’S AFFAIRS WHICH COULD FURTHER RESULT IN NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Gvantsa Chumburidze. We have not formulated a plan to resolve any possible conflicts of interests if any appear with her other business activities. Currently there are no any conflicts of interests with our officer and her business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

IF OUR BUSINESS PLAN FAILS, WE WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

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IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL.

From our incorporation on March 05, 2025 until May 31, 2025, we incurred cumulative net losses of $6,215 We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

BECAUSE OUR COMPANY’S HEADQUARTER, ASSETS AND DIRECTORS ARE IN OTHER COUNTRY, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTORS.

While we are organized under the laws of State of Wyoming, our officers and directors are a non-resident of the USA and our headquarters and assets are located outside the United States. Our headquarters and major assets are located in Georgia. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against them in Sammarinese court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on March 05, 2025, we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

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BECAUSE WE ARE HOLDING THE PROCEEDS OF THIS OFFERING IN A CORPORATE BANK ACCOUNT, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The language-learning application sector is highly competitive. This sector includes large, well-established companies and services with greater brand recognition, financial resources, and marketing capabilities. These competitors may also offer a broader range of language-learning tools or more advanced features, enabling them to attract and retain users more effectively. Additionally, we expect to face competition from new entrants to the market, who may introduce innovative products or services. Our inability to compete effectively with existing or new competitors could have a material adverse effect on our financial condition, results of operations, and ability to achieve sustained growth.

BECAUSE OUR EDUCATIONAL APPLICATION WILL NOT BE PATENT PROTECTED, COMPETITORS COULD COPY OUR TECHNOLOGY, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

Our potential competitive advantage lies in the unique functionality of our educational language-learning application, “Ronekt Learning,” which combines interactive flashcards, thematic vocabulary grouping, and user-customized learning features to create an engaging educational experience. However, due to the costs involved and potential challenges in qualifying, we do not intend to apply for patent protection for our application. As a result, our business is subject to the risk that competitors could either copy or reverse engineer our technology and features. If this occurs, it could diminish our competitive edge, affect our ability to attract and retain users, and ultimately have a material adverse effect on our financial condition and results of operations.

CONSUMERS MAY NOT ACCEPT AN ONLINE SOURCE FOR OUR SERVICES, WHICH COULD LOWER OUR FUTURE PROFITABILITY.

Our success depends on attracting and retaining a large number of users for our educational language-learning application. There is a risk that consumers may not readily accept an online source as their primary tool for language learning. If we are unable to convert a substantial number of consumers to our platform, it could delay the successful market adoption of our app, reduce user engagement, and diminish the effectiveness of potential advertising revenues, subscription sales, and other monetization strategies. This could ultimately have a material adverse effect on our profitability and growth.

PROTECTION OF ELECTRONICALLY STORED DATA IS COSTLY, AND IF OUR DATA IS COMPROMISED, WE MAY INCUR ADDITIONAL COSTS, LOST OPPORTUNITIES, AND DAMAGE TO OUR REPUTATION.

As part of conducting our business, we will store and manage information in digital form, including confidential and proprietary data as well as personal user information. Digital data is inherently vulnerable to risks such as unauthorized access, tampering, and theft. While we plan to implement and maintain robust systems to protect this information, doing so will involve significant costs and require continuous updates and monitoring as technologies evolve and cyber threats become more advanced. Despite these efforts, we cannot guarantee that data breaches, intrusions, or unauthorized use of personal information will not occur. Any such incidents could result in significant financial costs, harm our reputation, expose us to litigation, and adversely affect our business, financial condition, and operating results.

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POTENTIAL DISRUPTIONS TO THE “RONEKT” APP DUE TO TECHNOLOGICAL ISSUES AND SOFTWARE BUGS.

Technological issues and software bugs are inherent risks associated with the development and maintenance of any digital application, including “Ronekt Learning.” Regular updates and maintenance will be essential to address bugs, improve features, and ensure the app’s smooth operation. However, any disruptions caused by technological issues, such as downtime or functionality errors, could negatively impact the user experience, reduce user trust, and harm our ability to attract and retain users. These issues could ultimately have a material adverse effect on our reputation, financial condition, and results of operations.

WE HAVE YET TO EARN REVENUE, AND OUR ABILITY TO SUSTAIN OPERATIONS DEPENDS ON OUR ABILITY TO RAISE FUNDING. FURTHERMORE, THERE IS A RISK ASSOCIATED WITH OUR BUSINESS DEPENDENCE ON THE GEORGIA, EUROPEAN, AND ENGLISH-SPEAKING MARKETS.

Our future success depends on our ability to secure financing and achieve profitable operations. The financial resources required to fully execute our business plan cannot be predicted with certainty and may exceed our initial estimates. While we plan to expand into larger markets such as Italy, the broader European Union, and English-speaking regions—including the United States, the United Kingdom, Canada, and Australia—our initial dependence on the Georgia market poses risks. Additionally, the highly competitive nature of the language-learning industry in global markets could challenge our ability to attract users and secure revenue.

Financial instability or unfavorable conditions in any of these target markets could hinder our ability to raise additional capital through debt, equity securities, or other means. If we fail to raise sufficient capital when needed, we may be unable to complete our business plan, leading to the potential liquidation of our business and the loss of your investment. You should carefully consider our independent registered public accountant’s assessment when evaluating the risks of investing in Somitos Corp.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE ENCUMBRANCE UPON THE COMPANY WITHOUT PROVIDING EQUITABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

THE CORONAVIRUS (COVID-19) PANDEMIC COULD ADVERSELY IMPACT THE DEMAND FOR OUR ONLINE COMMERCE SERVICES AND OUR OPERATING RESULTS; IT COULD INCREASE THE LIKELIHOOD THAT OUR BUSINESS FAILS.

The global economy has been adversely affected by the COVID-19 pandemic, resulting in disruptions to consumer spending, global supply chains, and significant volatility and upheaval in financial markets. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, its impact on the financial markets in which we operate.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Gvantsa Chumburidze, our officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. ADDITIONALLY, NO UNDERWRITER HAS ENGAGED IN ANY DUE DILIGENCE ACTIVITIES, WHICH TYPICALLY HELP CONFIRM THE ACCURACY OF THE DISCLOSURE IN THE PROSPECTUS AND PROVIDE INPUT ON THE OFFERING PRICE.

This offering is self-underwritten, meaning we are not engaging the services of an underwriter to sell the shares. We intend to sell our shares through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances, and business associates.

Since we are not using an underwriter, no underwriter has conducted any due diligence to verify the information contained in this prospectus. An underwriter typically performs due diligence to confirm the accuracy and completeness of the prospectus disclosures and provides input into determining the offering price. Without this input, there may be additional risks to investors regarding the accuracy of the disclosures and the appropriateness of the offering price.

Unless we are successful in selling at least 25% of the shares and receiving $30,000 in proceeds from this offering, we may have to seek alternative financing to operate our business.

ANY FUTURE SALE OF STOCK HELD BY EXISTING STOCKHOLDER OF THE COMPANY, WHO WILL HOLD APPROXIMATELY 33.3% OF OUR TOTAL ISSUED AND OUTSTANDING SHARES AFTER COMPLETION OF THIS OFFERING, COULD SEVERELY IMPACT THE MARKET PRICE OF OUR STOCK.

Since inception, a total of 3,000,000 shares of common stock have been issued to Gvantsa Chumburidze, our officer and director and our only existing principal stockholder. These shares are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Gvantsa Chumburidze after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Gvantsa Chumburidze does not currently have any plans to sell her shares at any time after this offering is completed.

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OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Currently, 100% of all shares of common stock of our Company are beneficially owned by our officers and directors as a group. Gvantsa Chumburidze, our director and the current sole holder of the Company’s common shares, has the ability to elect the entire Board of Directors. After the completion of this offering, assuming the sale of all shares being registered, our management will own approximately 33.3% of our outstanding common stock, which represents a controlling interest. This ownership will give management significant influence over the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, and changes in control of the company. As a result, that could affect minority shareholders’ ability to influence corporate decisions, which may negatively impact your ability to ever resell any shares you purchase in this offering.

If fewer than the maximum shares of the offering are sold, management’s percentage ownership will increase, further consolidating its control. The interests of management may differ from those of other shareholders, and such control may result in corporate decisions that are disadvantageous to minority shareholders.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our director who will not be separately compensated for her efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9, WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK”.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is currently no market for our common stock and we can provide no assurance that the market will develop. We currently plan to apply for listing of our common stock on the OTC (Over-the-Counter) Market, QB (OTCQB) upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

1.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
2.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
3.	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
4.	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
5.	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN “EMERGING GROWTH COMPANY”.

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

As a company subject only to Section 15(d) of the Exchange Act, we are not subject to certain reporting and investor protection rules applicable to fully reporting companies.

Upon the effectiveness of this registration statement, we will become subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, because our securities are not registered under Section 12 of the Exchange Act, we will not be subject to certain provisions of the Exchange Act that provide important investor protections. These include:

•	the proxy rules under Section 14 of the Exchange Act, which govern disclosures in connection with shareholder meetings and the solicitation of proxies;
•	the short-swing profit rules under Section 16 of the Exchange Act, which are designed to prevent insiders from profiting unfairly from short-term trades in the company’s securities;
•	the beneficial ownership reporting requirements under Sections 13(d) and 13(g) of the Exchange Act, which require significant shareholders to disclose their ownership and intentions; and
•	the tender offer rules under Sections 13(e) and 14(d) of the Exchange Act, which are designed to ensure fairness and transparency in public tender offers.

As a result, investors may not have access to the same level of transparency, oversight, and shareholder protections that would apply to companies with securities registered under Section 12 of the Exchange Act. This reduced regulatory oversight could limit your ability to obtain information about our company and affect your rights as a shareholder.

Our reporting obligations under Section 15(d) of the Exchange Act may be suspended in the future, which would limit the information publicly available about us.

We will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon the effectiveness of this registration statement. However, these reporting obligations may be automatically suspended for any fiscal year, other than the fiscal year in which this registration statement becomes effective, if at the beginning of that fiscal year we have fewer than 300 record holders of our securities.

If our reporting obligations under Section 15(d) are suspended, we will no longer be required to file annual, quarterly, or current reports with the Securities and Exchange Commission (the “SEC”). As a result, there would be significantly less information publicly available about our company, which could negatively affect investors' ability to evaluate our business, results of operations, and financial condition. It may also reduce the liquidity of our securities and impair our ability to raise capital in the future.

Although we may choose to continue filing reports with the SEC voluntarily, we cannot assure you that we will do so. Accordingly, if our reporting obligations are suspended, you could lose access to regular updates about our business and financial performance.

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USE OF PROCEEDS

Our public offering of 6,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following Use of Proceeds table sets forth the uses of proceeds assuming the sale of 25% (i.e., $30,000), 50% (i.e., $60,000), 75% (i.e., $90,000), and 100% (i.e., $120,000) of the securities we are offering for sale. There is no assurance that we will raise the full $120,000 as anticipated.

We will allocate funds in the following order of priority:

1.	General and administrative costs (to cover costs associated with compliance, accounting, and legal fees necessary for reporting obligations).
2.	Marketing and advertising (to promote our platform to increase user acquisition and market awareness).
3.	Application improvement (enhancements to our app to improve functionality).
4.	General working capital (for operational flexibility and unforeseen expenses).
5.	Equipment and data storage servers (to support our platform infrastructure and data storage needs).

Use of Proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity.

Our detailed description of the Use of Proceeds in the “Plan of Distribution” section of this prospectus.

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
General and administrative costs	$15,000	$15,000	$15,000	$15,000
Marketing Campaign and advertising	8,000	22,000	35,000	49,000
Application extension and improvement	4,000	17,000	28,000	36,000
General working capital	2,000	4,000	6,000	10,000
Equipment and data storages	1,000	2,000	6,000	10,000
Total	$30,000	$60,000	$90,000	$120,000

If we raise less than the maximum proceeds, our first priority will be to cover “General and administrative costs” necessary to maintain reporting compliance. Additional funds will be allocated to “Marketing and advertising” to drive platform growth, followed by “Application improvement” to enhance functionality. “General working capital” and “Equipment and data storage servers” will receive remaining funds based on available proceeds. If substantially less than 50% is raised, we will focus primarily on regulatory obligations and targeted marketing to drive user growth.

The above figures represent only estimated costs.

“General and administrative costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, which are estimated to be approximately $15,000 per year.

Gvantsa Chumburidze, our director, has entered into a Loan Agreement (Exhibit 10.5) to provide the company with the necessary funds to complete the registration process. Also, this loan would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC (Over-the-Counter) Market and QB (OTCQB). This loan commitments are discretionary by Gvantsa Chumburidze. She will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by our director. Gvantsa Chumburidze will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF THE OFFERING PRICE

We arbitrarily determined the price of the 6,000,000 shares being offered pursuant to this prospectus. The price of $0.02 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of May 31, 2025, the net tangible book value of our shares was $(5,915) or approximately $(0.0020) per share, based upon 3,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after May 31, 2025. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution to Purchasers of Shares in This Offering

Percent of Offering Completed	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.02	$0.02	$0.02	$0.02
Shares after offering	4,500,000	6,000,000	7,500,000	9,000,000
Book value before distribution per share	$(0.0020)	$(0.0020)	$(0.0020)	$(0.0020)
Increase in book value per share	0.0073	0.0110	0.0132	0.0146
Book value after distribution per share	$0.0054	$0.0090	$0.0112	$0.0127
Dilution to purchasers	$0.0146	$0.0110	$0.0088	$0.0073
Dilution as percentage	73%	55%	44%	37%
% ownership of old shareholders	67%	50%	40%	33%
% ownership of new shareholders	33%	50%	60%	67%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	3,000,000	33.3%	$300
Investors in this Offering	$0.02	6,000,000	66.7%	$120,000

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PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 6,000,000 Shares of Common Stock.

Somitos Corp. has 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 6,000,000 shares of its common stock for sale at a fixed price of $0.02 per share for the duration of the offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our director Gvantsa Chumburidze to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares she sell.

In connection with the Company’s selling efforts in the offering, Gvantsa Chumburidze will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Gvantsa Chumburidze is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and
b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

Gvantsa Chumburidze will sell the 6,000,000 shares of common stock and intend to offer them to friends, family members and business acquaintances. Gvantsa Chumburidze intends to sell the shares outside of the U.S., as our headquartered and located outside of the U.S. She will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Gvantsa Chumburidze is not, nor has been, within the past 12 months, broker or dealer, and she is not, nor has been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Gvantsa Chumburidze will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Gvantsa Chumburidze will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

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PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Somitos Corp.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

On the date hereof, there were 3,000,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The validity of the Common Stock offered hereby will be passed upon by John L. Thomas Esq.

Our audited financial statements and the registration statements included in this prospectus for the period from inception to May 31, 2025 have been audited by Aloba Awomolo and Partners.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

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DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Somitos Corp. was incorporated on March 05, 2025 under the laws of the state of Wyoming. We are a development-stage company focused on providing innovative educational tools through our educational language-learning application. We have purchased an educational application “Ronekt Learning”, which is already working and available as a web application, with users also able to download the APK file for mobile installation. We plan to launch the app on the Apple App Store and Google Play Market in the future.

Currently, we have no employees, only our officer and director Mrs. Gvantsa Chumburidze. Our executive and business office is located at 34 Pekini Ave, Tbilisi, Georgia 0160, and our telephone number is +13072416300.

Our business is an educational language-learning application, designed for English speakers who want to learn Italian, French, and Spanish through a system of interactive flashcards, accompanied by audio pronunciation and example sentences for context. Our mission is to provide an accessible, engaging, and effective language-learning platform for users worldwide. While we are starting with English-speaking users, our focus is also on expansion into other European and global markets. The application caters to individuals looking for a structured yet flexible language-learning experience, combining interactive features and gamified progress tracking to enhance learning outcomes.

Language-learning platforms hold immense relevance and importance in today’s interconnected and digital world. These platforms, where individuals converge to acquire new skills, connect with diverse cultures, and improve their opportunities, play a pivotal role in shaping modern education. The table below highlights the key reasons why language-learning platforms are so significant:

Global accessibility	Language-learning platforms break down geographical and linguistic barriers, enabling users worldwide to access tailored educational content. Learners can connect with new cultures, build communication skills, and foster cross-border relationships, all from the convenience of their devices.
Personal empowerment	These platforms empower users by providing affordable, flexible, and accessible tools for self-improvement. Mastery of a new language enhances career prospects, facilitates travel, and builds confidence in both personal and professional interactions.
Efficiency and flexibility	Language-learning applications streamline the educational process by offering dynamic features such as flashcards, gamified progress tracking, and personalized lessons. They cater to modern learners’ needs, allowing them to study at their own pace, anytime and anywhere.
Cultural exchange	These platforms enable users to engage deeply with other cultures through language. Beyond vocabulary and grammar, learners can explore the traditions, histories, and values of the communities they are studying, fostering mutual understanding in an increasingly globalized world.
Economic empowerment	Language-learning skills often open new professional opportunities, giving users access to global job markets. Applications provide an affordable and flexible alternative to expensive in-person courses, democratizing access to skills that drive career growth.
Adaptability for diverse learners	Modern applications are designed to serve a wide range of users, from beginners to advanced learners. Features such as thematic vocabulary grouping, audio pronunciation, and customizable learning paths make the process accessible for all ages and backgrounds.
Advanced technology integration	By leveraging cutting-edge technologies like AI and machine learning, language-learning applications provide personalized experiences, track progress with precision, and adapt content to suit each learner’s unique pace and preferences.
Interactive and engaging experiences	Features such as gamified rewards, achievements, and challenges transform language learning into an engaging activity. This approach keeps users motivated and improves retention compared to traditional methods.
Offline learning and accessibility	Offline access to lessons ensures uninterrupted learning, even in areas with limited internet connectivity. This feature is particularly beneficial for users in regions with inconsistent digital infrastructure.
Lifelong learning opportunities	These platforms encourage continuous learning by providing resources for users to maintain and expand their language skills over time. They support a culture of lifelong education, which is critical in today’s fast-evolving world.
Scalability and global impact	Language-learning applications have the potential to scale rapidly and impact millions of users worldwide. They cater to both personal and professional needs, becoming an essential tool for education, business, and global communication.

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By combining these elements, “Ronekt Learning” not only addresses the needs of language learners but also contributes to a more connected and culturally aware global community. Our platform is designed to empower individuals with the tools they need to succeed in an increasingly interconnected world.

“Ronekt Learning” is a modern and convenient educational language-learning application, designed to help English speakers learn Italian, French, and Spanish efficiently and interactively. The platform provides users with tools and resources to improve their vocabulary, pronunciation, and practical usage of new languages. By combining accessibility, innovation, and engagement, the app transforms the way people approach language learning, empowering individuals to achieve their linguistic goals and connect with the world.

We provide a user-friendly application that caters to all learners – whether you are a complete beginner or advancing to higher proficiency levels. The interface is designed with simplicity in mind, ensuring a smooth and intuitive experience for users of all ages and backgrounds. Whether you’re preparing for travel, improving your career prospects, or pursuing personal growth, “Ronekt Learning” is here to guide you every step of the way.

Features offered by “Ronekt Learning”:

-	user-friendly interface – navigate effortlessly through the app’s clean and intuitive design, making language learning enjoyable and accessible;
-	interactive flashcards – learn vocabulary using dynamic flashcards that include word translations, audio pronunciations, and example sentences for context;
-	thematic vocabulary – words are grouped into themes and difficulty levels (simple, average, and difficult) to suit the learner’s needs;
-	offline learning – users can download lessons and flashcards for offline access, ensuring uninterrupted learning anywhere;
-	personalized vocabulary – add custom words to your own vocabulary list, enabling focused learning for specific needs;
-	favorites section – mark important words as “favorite” and organize them in a dedicated section for targeted practice later;
-	progress tracking – track your learning journey as completed themes are marked as “studied,” helping you monitor your progress and stay motivated as you advance through the language levels;
-	protection of personal data – enjoy a secure learning environment with state-of-the-art encryption technologies and two-factor authentication;
-	audio support – hear accurate pronunciations for each word, ensuring learners gain confidence in speaking;
-	customer support – access 24/7 support to resolve any questions or technical issues, ensuring a seamless experience.

The link for the “Ronekt” web-application is https://app.ronekt.online/, where users are also able to download the APK file for mobile installation.

There are also several features that we intend to successfully implement in the future:

-	live tutor sessions (live one-on-one or group) with native speakers to enhance conversational skills and cultural understanding;
-	AI-powered language assistant that provides real-time feedback on pronunciation, grammar, and sentence construction;
-	daily learning challenges and streak-tracking to encourage consistent usage and goal-setting;
-	personalized lesson plans tailored to the user’s goals, such as business communication, travel, or academic language skills;
-	integration with smart devices (e.g., Alexa, Google Home) to practice vocabulary and phrases hands-free;
-	cultural insights module that teaches cultural etiquette, traditions, and common expressions for deeper immersion in the target language;
-	community features, like forums and discussion boards, where users can connect, share tips, and practice with fellow learners.

We plan to continually enhance the functionality of our services to make our application more appealing to consumers. The “Ronekt Learning” application, including the web application available on different devices through a browser and the APK file for mobile devices (with future plans for iOS and Android platforms), was acquired from Ronekt Inc for a total consideration of $42,000.

The Company’s revenues are expected to be derived mostly from advertising and partnerships, but there are also several revenue opportunities that we intend to use in the future, such as premium account subscriptions, online learning with a tutor, paid packages for the contractors, affiliate programs, analytics and data, additional paid services, insurance, and other services that improve the user experience. For a more detailed description of all earning opportunities, see the “Revenue” section below.

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REVENUE

Our revenue strategy is designed to leverage multiple streams that capitalize on the capabilities of our language-learning platform, “Ronekt Learning.” These include advertising, partnerships, and premium user services.

1. Advertising

We aim to generate income through in-app advertising, which includes:

-	Banner ads – featuring static or animated images placed in prominent areas of the app, such as the home screen or lesson dashboards. These ads are designed to boost exposure for a wide range of products and services, increasing potential customer leads.
-	Pop-up windows – these impactful advertisements will appear at the center of the screen, effectively capturing the attention of users at key moments during their app experience.

2. Partnerships

Revenue will also be generated through collaborations with companies and organizations in the education and language-learning sectors. These partnerships may include:

-	Educational institution partnerships – collaborating with schools, universities, and language academies to offer bulk subscriptions or access to tailored content for their students or staff.
-	Publishing partners – partnering with publishers of language textbooks, audiobooks, and other educational materials to promote their products directly through the app.
-	Tutoring platforms and services – featuring third-party tutoring services or apps within “Ronekt Learning,” earning a commission for every referred customer.
-	Language certification providers – partnering with organizations that offer recognized language certifications (e.g., TOEFL, DELF, DELE) to promote their services and exams to our users.
-	Corporate training programs – collaborating with businesses that require language training for their employees, offering custom packages tailored to their industry needs.

We will negotiate agreements that allow the platform to earn a share of revenue generated from these partnerships. In exchange, our partners will receive priority visibility for their services and products, such as inclusion in dedicated recommendation sections or direct integration into our lessons, ensuring maximum exposure to our app users.

Current Service Pricing:

Advertising:

-	$0.70-$1.00 per click for banner ads;
-	$120-$1,000 per month for pop-up windows;
-	$500-$800 per month for banner advertisements.

Partnerships:

-	$7-$30 per listing for individual partner services or products;
-	$600-$1,000 per month for unlimited listings under a partner subscription.

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In future the additional source of revenue could be through other services:

-	Premium subscriptions – offering a subscription-based model for users to access advanced features such as personalized learning paths, offline access to additional content, advanced analytics and progress reports, exclusive themes and vocabulary packs.
-	In-app purchases that will allow users to purchase individual add-ons, such as specialized language packs (e.g., business, travel, or academic vocabularies), additional flashcards and practice exercises, pronunciation tools with detailed feedback.
-	Gamified add-ons – including purchasable gamified features such as badges, themed interfaces, or challenges to enhance user engagement.
-	B2B services – developing specialized training modules for companies that need language training for their employees and charge a licensing fee for access.

Future Service Pricing:

Premium Subscriptions:

-	basic plan ($5-$10/month) – includes offline access to basic content and progress tracking;
-	standard plan ($10-$15/month) – adds personalized learning paths, advanced analytics, and exclusive vocabulary packs;
-	premium plan ($15-$20/month) – includes all features, such as full offline access, custom themes, and premium support.

In-App Purchases:

-	specialized language packs ($5-$15 each) – business, travel, or academic vocabulary;
-	additional flashcards and exercises ($3-$10 per set) – based on size and complexity;
-	pronunciation tools with detailed feedback ($5-$10) – one-time purchase or bundled with other resources.

Gamified Add-Ons:

-	badges and achievements ($1-$5 per set) – users can unlock visual badges or themed achievements;
-	themed interfaces ($5-$10 each) – includes customization options for the app;
-	special challenges or competitions ($2-$7 per event) – seasonal or unique challenges to enhance engagement.

B2B Services:

-	small business plan ($500-$1,000/year) – provides access for 10-25 employees with basic modules;
-	corporate plan ($5,000-$10,000/year) – custom training modules tailored to the company’s industry, including analytics and progress tracking;
-	custom solutions (pricing based on negotiation) – for large-scale or fully bespoke training solutions.

The “Current Service Pricing” and “Future Service Pricing” sections reflect price ranges that have been determined based on market analysis, industry standards, and the perceived value of our offerings. These price estimates are dynamic and may be adjusted in response to a variety of elements, such as shifts in the market, improvements to services, and input from customers.

OUR ASSET EDUCATIONAL APPLICATION

We have a web application (at the link https://app.ronekt.online/), where users can also download the APK file for installation on mobile devices, known as “Ronekt Learning”, designed to facilitate effective and engaging language learning. Users can access the app directly through a web browser or download the APK file for mobile installation. In the future, we plan to expand availability by launching the app on the Apple App Store and Google Play Market.

The backend infrastructure of our application is built using the C# .NET platform, leveraging Entity Framework Core for efficient data management and interaction. Our backend communicates seamlessly with the client side via RESTful APIs, ensuring smooth and reliable operation. The database utilizes Microsoft SQL Server, providing robust scalability and performance for storing user data and application content. The front end is constructed with Angular, ensuring a responsive, dynamic, and user-friendly experience through its modular and component-based architecture.

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The main features and functionalities of the application include:

-	user registration and profile management – users can register via email, create a profile, and update their information;
-	interactive learning tools – access to flashcards with translations, audio pronunciations, and example sentences;
-	favorite words section – users can save and organize words for future review and focused learning;
-	offline access – lessons and flashcards can be studied without an internet connection;
-	language options – the main language of the app is English, and users can learn Spanish, Italian, and French (with plans to add more main language options and languages for studying in the future);
-	thematic vocabulary sections – words are grouped by themes (e.g., travel, business) and difficulty levels (simple, average, difficult), allowing users to tailor their learning.;
-	personal vocabulary creation – users can add custom words to their own vocabulary list, enabling personalized learning beyond the app’s standard library;
-	studied lessons section – all completed lessons are marked as “studied” and moved to a dedicated section, enabling users to track their progress and revisit past lessons easily;
-	support contact – users can easily communicate with customer support for assistance.

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The images below showcase the application’s functionality, with descriptions detailing each feature.

Shoosing the language for learning	List of lessons grouped by themes and difficulty levels, sections for tracking user’s progress	Selected lesson for studying with a status, description and an option of which translation of a word to show first

Dynamic flashcard with translation to English on the other side, an audio pronunciation of a word by clicking on the “sound” icon and star for marking a word as “favorite”	Personal vocabulary where users can add custom words to their own vocabulary list	Section “Favorites” where users can save and organize words for future review and focused learning

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Planned improvements and future features

Here are some of the technologies and features we aim to implement in the next development phases of “Ronekt Learning”:

-	live tutor sessions – one-on-one or group tutoring sessions with native speakers to enhance conversational skills and cultural understanding;
-	ai-powered language assistant – providing real-time feedback on pronunciation, grammar, and sentence construction using advanced ai technologies;
-	daily challenges and streak tracking – gamified daily learning challenges and streak tracking to encourage consistent usage and motivate learners;
-	personalized lesson plans – tailoring lessons to individual user goals, such as business communication, travel, or academic language skills;
-	integration with smart devices – enabling compatibility with devices like Alexa and Google Home for hands-free practice of vocabulary and phrases;
-	cultural insights module – including lessons on cultural etiquette, traditions, and common expressions for deeper immersion into the target language;
-	community features – forums and discussion boards where users can connect, share tips, and practice with fellow learners.

EDUCATIONAL APPLICATION PURCHASE AGREEMENT

The Educational Application Purchase Agreement (the “Agreement “) is made effective on May 04, 2025 (the “Effective Date”), by and between Ronekt Inc (the “Seller”), and Somitos Corp. (the “Buyer”). It is filed as Exhibit 10.2 to this Registration Statement.

According to the Agreement:

-	The Seller, Ronekt Inc., is the owner of the mobile application and website known as “Ronekt Learning” (“Assets”).
-	The Buyer, Somitos Corp., has agreed to purchase the Assets from the Seller under the terms and conditions outlined in the Agreement.
-	The Seller agrees to sell, transfer, and assign to the Buyer all rights, title, and interest in the Assets, including but not limited to:
-	all related databases and content;
-	intellectual property rights, including copyrights, trademarks, and patents;
-	all user data and customer lists;
-	rights to existing updates and ongoing support materials.
-	The total purchase price for the Assets is $42,000, payable in U.S. dollars.
-	The Buyer represents and warrants that:
-	it has the full right, power, and authority to enter into this Agreement and purchase the Assets;
-	it possesses the necessary funds to pay the Purchase Price.

The payment was fully made and as of May 31, 2025, there is no debt for the purchase of the application.

MARKET OVERVIEW

The educational technology (EdTech) sector in Georgia and Europe is experiencing significant growth. In 2023, the European EdTech market was valued at approximately $46.09 billion and is projected to reach $106.42 billion by 2028, reflecting a compound annual growth rate (CAGR) of 14.97%. This expansion is driven by the increasing adoption of digital technologies in education, improved internet connectivity, and a rising acceptance of online learning platforms.

Focusing on educational applications, the European market is expected to generate revenues of around $0.84 billion in 2022, with a projected annual growth rate of 9.79%, leading to an estimated market volume of $1.86 billion by 2029. This growth underscores the increasing demand for accessible and flexible learning solutions across the continent.

Globally, language learning applications are gaining substantial traction. In August 2024, these apps reached a peak of over 26.5 million downloads worldwide. The global language learning app market was valued at $20.35 billion in 2023 and is projected to reach $89.53 billion by 2031, exhibiting a CAGR of 17.9% during the forecast period. This surge is attributed to factors such as globalization, the need for cross-border communication, and the cost-effectiveness of app-based learning platforms.

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In Europe, the online education market is also on an upward trajectory. Revenue is projected to reach $21.34 billion in 2025, with an anticipated annual growth rate of 6.70%, resulting in a market volume of $27.66 billion by 2029. This growth reflects a broader shift towards digital learning solutions, driven by the flexibility and accessibility they offer to learners of all ages.

The increasing popularity of language learning apps is further evidenced by user engagement metrics. For instance, Duolingo, a leading language learning platform, reported 37.2 million daily active users in a recent quarter, marking a 54% increase year-over-year. This trend highlights the growing consumer preference for convenient, mobile-based learning solutions.

Overall, the robust growth in both the European and global markets for educational and language learning applications presents significant opportunities for platforms like “Ronekt Learning” to cater to the evolving needs of learners seeking flexible and effective language acquisition tools.

COMPETITION

There are numerous global companies in the language-learning application industry. Among them are Duolingo, Babbel, Rosetta Stone, Memrise, and Busuu. These companies provide their services in multiple languages and cater to a global audience, including users in Europe. While many of these companies already operate in the European market, their focus tends to be on broader international audiences rather than specific regions or countries like Georgia.

Most of these competitors are significantly larger than Somitos Corp., with greater financial and technical resources, extensive industry expertise, and established brand recognition. Their managerial capabilities and marketing budgets allow them to maintain strong positions in the global market.

We believe that competition in the language-learning industry is primarily based on the following factors:

-	brand recognition – well-known brands with established reputations have a significant competitive advantage;
-	marketing – aggressive and widespread marketing campaigns play a key role in capturing market share;
-	price – offering competitive pricing for premium subscriptions and in-app purchases is crucial;
-	quality of service – providing an engaging, efficient, and user-friendly learning experience is essential for attracting and retaining users.

Despite these challenges, we are confident in our ability to compete effectively by carving out a niche in Georgia and neighboring European countries. By focusing on user-specific needs, offering unique features like thematic vocabulary, personalized learning paths, and cultural insights, and tailoring our services to local preferences, “Ronekt Learning” aims to differentiate itself in the market.

Our initial strategy centers on developing a strong presence in Georgia and gradually expanding into broader European markets, leveraging the growing demand for accessible and high-quality language-learning tools. While we acknowledge the significant competition, we believe our commitment to localized services and innovative features will position “Ronekt Learning” as a unique and competitive offering in the industry.

MARKETING & SALES STRATEGY

A significant portion of our earnings will be allocated to improving the “Ronekt Learning” application and expanding its functionality. This investment will be aimed at attracting a broader audience and increasing the appeal of our services. Additionally, a substantial share of our revenue will be dedicated to marketing and advertising efforts to effectively promote our app and services.

Initially, our officer and director, Gvantsa Chumburidze, will promote our platform through word-of-mouth recommendations and by presenting “Ronekt Learning” as a convenient, interactive, and effective language-learning solution. Over time, we plan to hire a freelance marketing manager who will focus on online advertising and sales to maximize our reach and visibility.

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We plan to market our app using the following strategies:

-	Unique selling proposition – clearly define and highlight our app’s advantages, such as personalized learning paths, cultural insights, and offline access, to differentiate from competitors.
-	Brand identity – develop a consistent and strong brand image across all channels, emphasizing reliability and innovation.
-	Search Engine Optimization (SEO) – optimize our website and content for search engines to improve visibility and attract organic traffic.
-	Social media presence – leverage platforms such as Instagram, Facebook, and TikTok to engage with users, promote features, and share success stories.
-	Content marketing – publish blog articles, guides, and educational resources related to language learning to attract and educate potential users.
-	Video marketing – create engaging videos that showcase the app’s benefits, including tutorials and user testimonials, to appeal to visual learners.
-	User-generated content – encourage users to share their experiences on social media or through app reviews, creating organic and authentic promotional content.
-	Influencer collaborations – partner with influencers in the education and language-learning niche to extend our reach and tap into their audience.
-	Strategic alliances – form partnerships with complementary businesses, such as travel agencies or cultural organizations, to cross-promote services.
-	Localized marketing – tailor campaigns to specific regions and cultural contexts, starting with Georgia and expanding to other European countries.
-	Community building – foster a sense of community among users by creating forums or discussion groups for learners to connect, share tips, and support each other.
-	Leverage positive feedback – showcase positive reviews and testimonials to build trust and credibility.

If we do not allocate sufficient funds for marketing and sales campaigns, our ability to attract and retain users may be adversely affected. A lack of visibility or outreach could slow the adoption of “Ronekt Learning” in our target markets, impacting our financial performance.

By implementing a comprehensive marketing strategy and regularly evaluating its effectiveness based on user feedback and market trends, we aim to position “Ronekt Learning” as a competitive and preferred language-learning platform in Georgia, Europe, and beyond.

EMPLOYEES; CONTRACTS

We have no employees other than our officer and director, Gvantsa Chumburidze. We have executed a Consulting Agreement, filed as Exhibit 10.1, with our director under which she will get $3,000 per month for her consulting services.

OFFICES

Our business office is located at 34 Pekini Ave, Tbilisi, Georgia 0160 and our phone number is +13072416300.

GOVERNMENT AND INDUSTRY REGULATION

We must adhere to all relevant laws and regulations that pertain directly or indirectly to our operations, including United States securities laws. Compliance with all regulations, rules, and directives from governmental authorities and agencies is mandatory for our services in Georgia and for operating any facility in any jurisdiction where we conduct activities.

We currently hold the view that government regulation will not significantly affect our business operations, based on our assessment that our industry is not subject to extensive regulatory oversight and that our current activities do not involve products, services, or practices that trigger specialized regulatory compliance. We remain subject to general laws and regulations applicable to all businesses, including tax, labor, and corporate laws, and we will continue to monitor any regulatory developments that may affect our operations

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EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Somitos Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1,07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1,07 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1,07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

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Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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DESCRIPTION OF PROPERTY

OFFICES

Our business office is located at 34 Pekini Ave, Tbilisi, Georgia 0160. The office was provided by our director Gvantsa Chumburidze for free use, without any payment. Based on current market rates for similar office spaces in Georgia, the approximate dollar value of this office space is $500 per month or $6,000 per year. Our telephone number is +13072416300.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC (Over-the-Counter) Market and QB (OTCQB) to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC (Over-the-Counter) Market and QB (OTCQB).

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

–	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

–	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

–	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

–	toll-free telephone number for inquiries on disciplinary actions;

–	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

–	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

–	the bid and offer quotations for the penny stock;

–	the compensation of the broker-dealer and its salesperson in the transaction;

–	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

–	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

ELECTION UNDER SECTION 107(b) OF THE JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including the information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of some important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. We have limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred $6,215 of operating expenses as of May 31, 2025.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate any revenue, we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

34

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital to achieve our business plan. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations as an online marketplace in Georgia.

We anticipate achieving the following business milestones in the 18 months after the completion is as follows:

Application extension and improvement. Timeframe: 9th- 18th Months. Estimated Cost $4,000 – 36,000.

To maintain and improve the “Ronekt Learning” application, we plan to implement the following steps:

1.	Implementation of advanced features:
-	live tutor sessions with native speakers for one-on-one or group interaction;
-	ai-powered language assistant for real-time feedback on pronunciation, grammar, and sentence construction;
-	personalized lesson plans tailored to user goals, such as business communication, travel, or academic language skills.
2.	Development of engagement tools:
-	daily learning challenges and streak-tracking to encourage consistent usage;
-	community features, such as forums and discussion boards, to connect learners and foster collaboration.
3.	Integration of smart technologies:
-	compatibility with smart devices like Alexa and Google Home for hands-free practice.
4.	Enhancement of cultural learning modules:
-	lessons on cultural etiquette, traditions, and common expressions for deeper immersion in the target language.
5.	Continuous analytics and monetization development:
-	introduction of affiliate programs and targeted advertising.

To successfully implement these improvements, we will:

-	Regularly review the application’s performance to identify issues such as crashes, slow loading times, or functionality errors.
-	Actively collect feedback through surveys, app reviews, and social media interactions to understand user needs and expectations.
-	Fix any issues that negatively impact the user experience, ensuring the app’s reliability and efficiency.
-	Conduct regular security updates to protect user data from vulnerabilities and hacking attempts.
-	Focus on reducing loading times, optimizing the app size, and minimizing battery consumption for a seamless experience.

By following this plan, we aim to ensure optimal performance, high user satisfaction, and the sustained success of “Ronekt Learning” in the competitive market. These steps will enable us to maintain a reliable and engaging platform that caters to our users’ evolving needs while supporting our growth objectives.

Marketing Campaign and advertising. Timeframe: 4th- 12th Months. Estimated Cost $8,000-49,000.

The Company will initiate local and online marketing campaigns aimed at building a strong client base and reaching a wider audience through its web and mobile platforms. Both online and offline channels will be utilized for comprehensive outreach.

Initially, our officer and director, Gvantsa Chumburidze, will promote the platform through word-of-mouth recommendations, presenting “Ronekt Learning” as a convenient and interactive language-learning solution.

35

We plan for our app to be marketed in the following ways:

▪	Brand Identity – Establish a cohesive and recognizable brand across all platforms, highlighting trustworthiness and innovation.
▪	Social Media Engagement – Utilize platforms like Instagram, Facebook, and TikTok to interact with users, showcase features, and share success stories.
▪	Content Strategy – Produce blog posts, guides, and educational materials on language learning to inform and attract new users.
▪	Video Marketing – Develop compelling videos, including tutorials and user testimonials, to demonstrate the app’s value and engage visual learners.User-generated content – encourage users to share their experiences on social media or through app reviews, creating organic and authentic promotional content.
▪	Influencer Partnerships – Collaborate with influencers in the education and language-learning space to expand our reach and engage their audience.
▪	Distinct Value Proposition – Clearly communicate our app’s unique benefits, such as personalized learning paths, cultural insights, and offline access, to stand out from competitors.
▪	Strategic Partnerships – Establish alliances with complementary businesses, like travel agencies and cultural organizations, for cross-promotional opportunities.
▪	Localized Marketing – Adapt campaigns to specific regions and cultural contexts, starting with Georgia and gradually expanding across Europe.
▪	Community Engagement – Build a strong user community through forums and discussion groups where learners can connect, share insights, and support each other.
▪	SEO Optimization – Enhance our website and content for search engines to increase visibility and attract organic traffic.
▪	Showcasing Positive Feedback – Highlight glowing reviews and testimonials to establish trust and credibility.

We intend to devote significant resources to enhancing and expanding our products and services to attract more potential customers. This includes introducing “Ronekt Learning” in other European countries, leveraging localized marketing to increase user adoption.

In addition, we will capitalize on our growing user base to effectively market future add-ons, such as live tutor sessions and AI-powered features, strengthening our position in the language-learning market and expanding our business lines.

By investing in these targeted marketing and advertising strategies, “Ronekt Learning” will be positioned as a competitive and recognizable brand in the European and global language-learning industry.

Equipment and data storages. Timeframe: 1st- 6th Months. Estimated Cost $1,000-$10,000

Currently, our essential requirements include: a computer or laptop, a multifunctional scanning and printing unit (MFU), a smartphone with various messaging apps installed, a landline phone, and a Wi-Fi router for internet access. Selling at least 25% of our shares could potentially provide us with the necessary funds to acquire this equipment. When we get clients, we will need to rent or purchase a server to store our services data and other hosting provider services. To complete this stage, we need to sell at least 50%, 75% or 100% of shares.

We intend to fund the above-noted expenses from the proceeds of our offering and from the loan of our Director. Director Gvantsa Chumburidze has entered into a Loan Agreement to advance funds to us to fully implement our business plan. Loan Agreement is filed as Exhibit 10.5 to this registration Statement.

36

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance is $4,589 as of May 31, 2025. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Gvantsa Chumburidze, our director, who entered into a Loan Agreement for providing funds required to maintain the reporting status and to implement our business plan in a form of a non-secured loan until minimum required proceeds are obtained by the Company. Management believes that if the Company cannot maintain its reporting status with the SEC and implements even a part of the Company’s business plan, they will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

We have entered into the Educational Application Purchase Agreement with Ronekt Inc. (the “Developer”) for the amount of $42,000. We have filed the Agreement as the Exhibit 10.2 to this Registration Statement.

Currently, we have a working educational application (at the link https://app.ronekt.online/), where users can also download the APK file for installation on mobile devices, known as “Ronekt Learning”, designed to facilitate effective and engaging language learning. Users can access the app directly through a web browser or download the APK file for mobile installation. In the future, we plan to expand availability by launching the app on the Apple App Store and Google Play Market. In addition, we plan to refine it, expand its functionality and implement a lot of new useful features and systems.

As of March 06, 2025, our director Gvantsa Chumburidze has entered into a Loan Agreement (Exhibit 10.5) to provide the company with the necessary funds to pay company expenses and keep on top of the business development. Being a development stage company, we have very limited operating history. After the twelve months period we may need additional financing.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended May 31, 2025 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended May 31, 2025.

During the fiscal years ended May 31, 2025 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

37

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors, their names, age, and their positions as of the date of this prospectus are as follows:

Name and Address	Age	Position(s)
Gvantsa Chumburidze	32	President,
34 Pekini Ave, Tbilisi, Georgia 0160		Chief Financial Officer,
		Chief Executive Officer,
		Director

Gvantsa Chumburidze has been holding the above stated positions since the inception of the Company and is expected to hold it until the next annual meeting of our stockholders. Thereby, Gvantsa Chumburidze is currently the Officer/Director and control person of Somitos Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

Gvantsa Chumburidze, age 32

Gvantsa Chumburidze has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on March 05, 2025.

Gvantsa Chumburidze is a dynamic and visionary leader with a strong background in business, education technology, and investment. She has played a key role in shaping the Company’s strategic direction, driving innovation in the online language-learning sector. With a keen entrepreneurial mindset, she has successfully combined her passion for education and technology to create an accessible and efficient online learning platform.

Beyond her leadership role, she is also a skilled investor with a deep understanding of market trends, financial strategies, and business scalability. She has actively participated in investment opportunities across various sectors, demonstrating strong analytical and decision-making skills. She has also completed several professional training programs and seminars in business management, financial analysis, and EdTech innovation, further strengthening her expertise.

Prior to joining the Company as a Director, she gained valuable experience as a self-employed entrepreneur and part-time worker in various business and technology-related roles.

Gvantsa Chumburidze has over five years of experience in entrepreneurial and advisory roles across various business and technology sectors. From 2019 to 2023, she operated as an independent business consultant and entrepreneur, advising early-stage startups and small enterprises in Georgia on strategy, digital development, and business process optimization. During this time, she also held part-time roles with local tech-focused firms, including Cheraduri LLC (a Tbilisi-based software solutions company), where she assisted with client development and project coordination.

She currently devotes approximately thirty hours per week to managing the Company's affairs, including coordinating operational strategy and exploring early-stage venture partnerships. Ms. Chumburidze has not served as an officer or director of any other reporting company during the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

38

EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officers or directors. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on March 05, 2025 to May 31, 2025 (our fiscal year end) and subsequent thereto to the date of this prospectus. We have executed a Consulting Agreement, filed as Exhibit 10.1, with our director under which she will get $3,000 per month for her consulting services.

SUMMARY COMPENSATION TABLE

Name						Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred	All Other
Principal				Stock	Option	Compen-	Compensation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Gvantsa Chumburidze, President, CEO, CFO	2025	$0	$0	$300	$0	$0	$0	$0	$300

OUTSTANDING EQUITY AWARDS AT May 31, 2025

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Gvantsa Chumburidze	0	0	0	0	0	0	0	0	0

39

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Gvantsa Chumburidze	0	0	0	0	0	0	0

Gvantsa Chumburidze currently devotes approximately thirty hours per week to manage our affairs. She has agreed to work with no remuneration until such time as we generate profits from operations. At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

Currently we do not have any employment agreements. We have executed the Consulting Agreement with our director Gvantsa Chumburidze under which she will get $3,000 per month for her consulting services. Consulting Agreement is filed as Exhibit 10.1 to this Registration Statement.

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Gvantsa Chumburidze 34 Pekini Ave, Tbilisi, Georgia 0160	3,000,000	100%
All directors and executive officers as a group		3,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 06, 2025, we issued a total of 3,000,000 shares of restricted common stock valued at 0.0001 per share to Gvantsa Chumburidze, our officer and director in consideration of $300.

Further, Gvantsa Chumburidze has entered into a Loan Agreement to advance funds to us for implementing our business plan. According to the terms of the agreement, the funds will be repaid from revenues of operations if and when we generate sufficient revenues to fulfill the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Gvantsa Chumburidze does not bear interest. The Loan Agreement evidences the advancement of funds by Gvantsa Chumburidze, outlining the terms and conditions of repayment. This formal arrangement provides clarity and ensures transparency regarding the financial support extended by our director to sustain the company’s operations.

41

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to May 31, 2025 can be found on page F-1.

42

Somitos Corp.

Audited Financial Statements

For the year ended May 31, 2025

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Somitos Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Somitos Corp. (the Company) as of May 31, 2025, and the related statements of income, stockholders’ equity, and cash flows for the period ended May 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025, and the results of its operations and its cash flows for the period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $6,215 and holds a cash balance of $4,589. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

June 11, 2025

F-2

Somitos Corp.

BALANCE SHEET

As of May 31, 2025

As of May 31, 2025
ASSETS

Current Assets
Cash and cash equivalents	$4,589
Total Current Assets	4,589

Total Intangible Assets, Net	42,000

Total Assets	$46,589

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Related party loan	$46,504
Accounts payable-related party	6,000
Total Current Liabilities	52,504

Total Liabilities	52,504

Commitments and Contingencies	–

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	300
Accumulated deficit	(6,215)
Total Stockholders’ Deficit	(5,915)

Total Liabilities and Stockholders’ Deficit	$46,589

See accompanying notes, which are an integral part of these financial statements

F-3

Somitos Corp.

STATEMENT OF OPERATIONS

From March 5, 2025 (Inception) through May 31, 2025

From March 5, 2025 (Inception) through May 31, 2025
REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(6,215)
TOTAL OPERATING EXPENSES	(6,215)

NET LOSS FROM OPERATIONS	(6,215)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(6,215)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes, which are an integral part of these financial statements

F-4

Somitos Corp.

STATEMENT OF STOCKHOLDERS’ DEFICIT

From March 5, 2025 (Inception) through May 31, 2025

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Inception, March 5, 2025	$–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on March 6, 2025	3,000,000	300	–	–	300
Net loss for the period ended May 31, 2025	–	–	–	(6,215)	(6,215)

Balance, May 31, 2025	$3,000,000	$300	$0	$(6,215)	$(5,915)

See accompanying notes, which are an integral part of these financial statements

F-5

Somitos Corp.

STATEMENT OF CASH FLOWS

From March 5, 2025 (Inception) through May 31, 2025

From March 5, 2025 (Inception) through May 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,215)
Adjustments to reconcile net loss to net cash provided by operations:
Accounts payable-related party	6,000
CASH FLOWS FROM OPERATING ACTIVITIES	(215)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Educational application	(42,000)
CASH FLOWS FROM INVESTING ACTIVITIES	(42,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	46,504
Capital stock	300
CASH FLOWS FROM FINANCING ACTIVITIES	46,804

NET CHANGE IN CASH	4,589

Cash, end of period	$4,589

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–

Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-6

Somitos Corp.

NOTES TO AUDITED FINANCIAL STATEMENTS

From March 5, 2025 (Inception) through May 31, 2025

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Somitos Corp. (“the Company”) was incorporated on March 05, 2025 under the laws of the state of Wyoming. We are a development-stage company focused on providing innovative educational tools through our educational language-learning application. We have purchased an educational application “Ronekt Learning”, which is already working and available as a web application, with users also able to download the APK file for mobile installation. Currently, we have no employees, only our officer and director Mrs. Gvantsa Chumburidze. Our executive and business office is located at 34 Pekini Ave, Tbilisi, Georgia 0160, and our telephone number is +13072416300.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from March 5, 2025 (Inception) through May 31, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $6,215 on May 31, 2025, a net loss of $6,215 since March 5, 2025 (Inception) through May 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is May 31.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company’s development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.

A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of May 31, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of May 31, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

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Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of May 31, 2025, the Company purchased educational language-learning application for $42,000, which is being amortized over a 5-year life. There was no accumulated amortization as of May 31, 2025.

Note 5 – LOAN FROM DIRECTOR

During the period from March 5, 2025 (Inception) through May 31, 2025 our director Mrs. Gvantsa Chumburidze has loaned to the Company $46,504. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $46,504 as of May 31, 2025.

Note 6 – COMMON STOCK

On March 6, 2025, the Company issued 3,000,000 shares of common stock to a director Mrs. Gvantsa Chumburidze for cash proceeds of $300 at $0.0001 per share.

As of May 31, 2025, the Company had 3,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended May 31, 2025 as follows:

May 31, 2025
Tax benefit (expenses) at U.S. statutory rate	$(1,305)
Change in valuation allowance	1,305
Tax benefit (expenses) net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

May 31, 2025
Net operating loss	$(1,305)
Valuation allowance	1,305
Deferred tax assets, net	$–

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The Company has accumulated approximately $6,215 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to May 31, 2025, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$18
Legal and Professional Fees	1,500
Accounting and auditing	5,000
Transfer Agent fees	–
EDGARization	1,000
TOTAL	$7,518

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 06, 2025 the Company issued a total of 3,000,000 shares of common stock at a price of $0.0001 per share in consideration of $300 to Gvantsa Chumburidze.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
10.1	Consulting Agreement
10.2	Educational Application Purchase Agreement
10.3	Minutes of a meeting dated March 6, 2025
10.4	Subscription Agreement
10.5	Loan Agreement
23.1	Consent of Independent Auditor *
99.1	Specimen Stock Certificate *
107	Filing Fee Table

* Filed Herewith

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To be removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 25, 2025.

Somitos Corp., Registrant

By:	/s/ Gvantsa Chumburidze
Gvantsa Chumburidze, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: July 25, 2025	By:	/s/ Gvantsa Chumburidze
Gvantsa Chumburidze, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

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